Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement on Form S-1 of GeoVax Labs, Inc. of our report dated March 16, 2016, relating to our audit of the consolidated financial statements, appearing in the Prospectus. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Porter Keadle Moore, LLC

Atlanta, Georgia

March 16, 2016